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                                                                    Exhibit 23.4



                   [AMERICAN APPRAISAL ASSOCIATES LETTERHEAD]

                              CONSENT OF APPRAISER

We hereby consent to the references made to us and/or our appraisal by Anchor Glass Container Corporation under the caption(s) "Prospectus Summary," "Risk Factors - Security for the Notes," "Business - Competitive Strengths," "Business - Facilities," "Description of the Notes - Security," and "Experts" in the Prospectus constituting a part of Amendment No. 3 to Registration Statement (No. 333-31363) on Form S-4. In addition we consent to the filing of our Summarization Letters therein as an annex to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                      AMERICAN APPRAISAL ASSOCIATES, INC.


                  By: /s/ Ronald M. Goergen
                      ----------------------------------
                      Ronald M. Goergen
                      President

Milwaukee, Wisconsin
January 23, 1998